Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

INSPIRED ENTERTAINMENT, INC.

* * * * * * * *

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), Inspired Entertainment, Inc., a Delaware corporation (the “Company”), hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth the proposed elimination of the series of stock as set forth herein:

NOW, THEREFORE, BE IT RESOLVED, that no shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) are outstanding, and none will be issued;

RESOLVED FURTHER, that all matters set forth in the Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) with respect to the Series A Preferred Stock shall be eliminated from the Second Amended and Restated Certificate of Incorporation, effective at 5:00 P.M. Eastern Daylight Time on August 13, 2020;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized to, personally or by attorney, in the name and on behalf of the Company, execute, deliver and cause to be filed with the Secretary of State of the State of Delaware a Certificate of Elimination pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Second Amended and Restated Certificate of Incorporation all matters with respect to the Series A Preferred Stock and all references to the Series A Preferred Stock;

SECOND: That the Certificate of Designation with respect to the Series A Preferred Stock was filed in the office of the Secretary of State of the State of Delaware on August 14, 2017. None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with the provisions of Section 151 of the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation is hereby further amended to eliminate all matters with respect to the Series A Preferred Stock and all references to the Series A Preferred Stock.

FOURTH: That this Certificate of Elimination shall be effective at 5:00 P.M. Eastern Daylight Time on August 13, 2020.

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be signed by Carys Damon, its General Counsel and Corporate Secretary, this 13th day of August, 2020.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Carys Damon
Name:	Carys Damon
Title:	General Counsel and Corporate Secretary